Exhibit 99.1

WABCO Reports Q2 2017 Results; Continues to Strongly Outperform

Global Commercial Vehicle Market; Raises Guidance for 2017

•	Q2 2017 sales of $795.0 million, up 8.6 percent from a year ago and up 10.4 percent in local currencies

•	Q2 2017 reported operating margin of 13.6 percent versus 14.2 percent a year ago; performance Q2 2017 operating margin of 14.7 percent versus 15.0 percent a year ago. Q2 2017 operating margin adversely affected by 0.5 percent of transactional foreign exchange impacts.

•	In Q2 2017, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $88.2 million

•	Q2 2017 reported diluted EPS of $1.61, up from $1.33 a year ago; performance Q2 2017 diluted EPS of $1.69, up from $1.43 a year ago

•	Raises sales guidance for full year 2017 to now range from $3,025 million to $3,100 million versus previous guidance from $2,850 million to $2,990 million; sales growth to now range from 8 to 11 percent in local currencies versus previous guidance from 4 to 9 percent

•	Raises reported diluted EPS guidance for full year 2017 to now range from $5.74 to $6.04 versus previous guidance from $5.44 to $5.94; and performance full year 2017 diluted EPS to now range from $6.05 to $6.35 versus previous guidance from $5.55 to $6.05

BRUSSELS, Belgium, July 20, 2017 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q2 2017 results.

U.S. Dollars in millions except EPS or otherwise indicated	Q2 2017	Q2 2016*
Sales	$795.0	$732.2
Sales change – in U.S. Dollars year on year	Up 8.6%	—
Sales change – in local currencies year on year	Up 10.4%	—
Operating Income – Reported	$108.4	$103.9
Operating Income – Performance	$116.8	$109.9
Operating Margin – Reported	13.6%	14.2%
Operating Margin – Performance	14.7%	15.0%
Net Income Attributable to the Company – Reported	$87.2	$75.1
Net Income Attributable to the Company – Performance	$91.5	$80.4
Diluted EPS – Reported	$1.61	$1.33
Diluted EPS – Performance	$1.69	$1.43

*	Revised in accordance with Accounting Standards Update (ASU) 2017-07

“In Q2 2017, WABCO continued to demonstrate strong outperformance of the commercial vehicle industry relative to global truck and bus production,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “In addition, we delivered record quarterly earnings per share on a performance basis, up 18 percent year over year.”

“Indeed, Q2 2017 marked yet another quarter of further adoption of WABCO’s industry-leading safety and efficiency technologies globally,” said Esculier. “For example, in key markets like North America we augmented sales of automated manual transmission solutions and collision mitigation systems, while in China and India we increased penetration of anti-lock braking systems.”

In Q2 2017, reported operating margin was negatively impacted by 0.6 percent due to extraordinary professional fees incurred in connection with an acquisition proposal received by the company. Both parties engaged in advanced discussions, with WABCO being advised by the potential buyer that due diligence had been satisfactorily concluded. However, these discussions were subsequently terminated when final approval was not granted by the buyer’s board.

In Q2 2017, WABCO’s Operating System, the company’s globally standardized management environment, delivered $20.4 million of materials and conversion productivity, another robust quarterly result.

“In Q2 2017, we maintained momentum at driving cost efficiency across WABCO’s global value chain, with superior conversion productivity of 8.0 percent in our factories and solid gross materials productivity of 5.2 percent,” said Esculier.

WABCO continued in Q2 2017 to strongly convert income into cash, resulting in net cash from operating activities of $88.2 million.

WABCO Share Buyback Program

Since June 2011, WABCO has repurchased 19,328,912 shares for $1,591.0 million in open market transactions as of June 30, 2017, including 495,000 shares bought back for $60.2 million during Q2 2017. As previously disclosed, WABCO is further authorized to repurchase up to $480.0 million of additional shares through December 31, 2018.

Recent WABCO Highlights

In Q2 2017, WABCO announced that Daimler Trucks has extended its long-term supply agreement with WABCO for new heavy-duty automated manual transmission (AMT) control technology to support its series production in Europe, North America, Japan and South America. Headquartered in Germany, Daimler Trucks is the world’s largest manufacturer of trucks over six tons. WABCO is supplying this original equipment manufacturer with its newest generation of tailored AMT solutions. WABCO’s innovative AMT control technology transforms a manual transmission into an efficient, cost-effective solution that automatically shifts gears and controls clutch actuation for commercial vehicles. WABCO’s newest AMT solution improves fuel economy through optimized gear shifting.

WABCO continues to strengthen its fleet management systems (FMS) business in India as the company has recently signed an agreement to acquire AssetTrackr, a start-up FMS provider. Based in Bangalore, AssetTrackr is differentiated through advanced cloud-based FMS technologies, which superbly complement telematics products recently launched by WABCO INDIA. The combination of AssetTrackr and WABCO INDIA will accelerate the development of innovative solutions that improve the performance and safety of local commercial vehicle fleets. In addition, this acquisition will bring expertise and talent to further WABCO as a key innovator of FMS solutions globally.

WABCO reported in Q2 2017 that it signed a strategic cooperation framework agreement with FAW Jiefang Automotive Company, a major manufacturer of light-, medium- and heavy-duty trucks in China. WABCO and FAW Jiefang will team up to enhance the safety and efficiency of commercial vehicles and fleet operators in China by advancing braking systems, chassis components and other technologies. Building on its more than 20-year supply relationship, WABCO will provide FAW Jiefang with industry-leading and cost-effective technologies as well as product development expertise.

In Q2 2017, WABCO was distinguished by CLEPA (European Association of Automotive Suppliers) with two prestigious Innovation Awards 2017. One award honors WABCO and ZF for their joint development of Evasive Maneuver Assist (EMA), a breakthrough collision avoidance system for commercial vehicles. The EMA prototype combines WABCO’s world-class braking, stability and vehicle dynamics control systems on trucks and trailers with ZF’s top active steering technology. EMA engages to help the driver to safely steer around an obstructing vehicle and to bring truck and trailer to a complete and safe stop. WABCO was also recognized by CLEPA for its OptiFlow™ AutoTail, the latest addition to WABCO’s industry-leading portfolio of aerodynamic solutions for trailers. This state-of-the-art device helps to reduce fuel consumption and emissions of commercial vehicles.

Recently, WABCO was recognized by ReMaTec, known as the leading platform for remanufacturing, with the Remanufacturer of the Year 2017 award. This award is the most prestigious in the global remanufacturing industry. WABCO Reman Solutions, founded in 2010, advances operational efficiency and environmental sustainability in the automotive, commercial vehicle and related industries by restoring worn or non-functional components to “like-new” or “better-than-new” condition, offering solutions that are fully warranted in performance and quality. WABCO Reman Solutions features a broad portfolio of remanufactured parts – including mechanical, mechatronic, electronic and hydraulic products – through five production facilities in the U.S., Mexico, Brazil, Poland and China.

WABCO INDIA has been recently honored with the 2016 Total Productive Maintenance (TPM) Excellence Award from the Japan Institute of Plant Maintenance. WABCO INDIA received this prestigious award for its Mahindra World City lean manufacturing facility in Chennai, India. This plant is a world-class export hub serving major commercial vehicle manufacturers and passenger car makers globally. The TPM Excellence Award rigorously evaluates a company-wide commitment to sustain superlative production capabilities and world-class quality standards. In India, where WABCO fully leverages its five world-class factories, the company produces frugally-engineered, high-quality and cost-effective technologies to meet local customers’ requirements and to export to customers in the Americas, Europe and Asia.

WABCO Raises Full Year 2017 Guidance

Considering the latest developments in market dynamics, our tax environment and foreign exchange movements, WABCO raises its previously disclosed guidance for full year 2017.

Full Year 2017 Guidance

	Prior	Updated
Sales – in millions	$2,850 – $2,990	$3,025 – $3,100
Sales growth – in local currencies	4% - 9%	8% - 11%
Operating Margin – Reported*	13.9% - 14.3%	13.3% - 13.7%
Operating Margin – Performance*	14.7% - 15.1%	14.3% - 14.7%
Diluted EPS – Reported	$5.44 - $5.94	$5.74 - $6.04
Diluted EPS – Performance	$5.55 - $6.05	$6.05 - $6.35

*	Revised in accordance with ASU 2017-07

“We expect to benefit from favorable market evolution and continued market outperformance, which propel top-line growth and enhance bottom-line results,” said Esculier. “However, we see WABCO’s operating margin being affected by transactional foreign exchange headwind.”

WABCO Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q2 2017 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on July 20 until 12:00 Noon Eastern Time on July 27, 2017. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 40864667.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough innovations for advanced driver assistance, braking, stability control, suspension, transmission automation and aerodynamics. Partnering with the transportation industry as it maps a route toward autonomous driving, WABCO also uniquely connects trucks, trailers, cargo, drivers, business partners and fleet operators through advanced fleet management systems and mobile solutions. For five consecutive years, Institutional Investor named WABCO among the “Top 3” in its sector for “Best CEO.” WABCO reported sales of $2.8 billion in 2016. Headquartered in Brussels, Belgium, WABCO has 13,000 employees in 40 countries. WABCO’s 2016 Annual Report is available at www.ar.wabco-auto.com. For more information, visit www.wabco-auto.com.

WABCO Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, our ability to mitigate any tax risks, including, but not limited to those risks associated with changes in legislation, tax audits and the loss of the benefits associated with our tax rulings and incentives in certain jurisdictions, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q2 2017 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which are adjusted to exclude the effects of foreign exchange, as well as EBIT, are non-GAAP financial measures and are denoted by the word “adjusted” in the line item. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income attributable to the company, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that management believes may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended June 30, 2017 Data Supplement Sheet

•	Six Months Ended June 30, 2017 Data Supplement Sheet

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2017 Guidance

WABCO media, investors and analysts contact

Alexander De Bock, +1 248 270 9287, investorrelations@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions, except share and per share data)	2017	2016	2017	2016
Sales	$795.0	$732.2	$1,542.3	$1,420.8
Cost of sales	547.5	501.0	1,054.6	974.9

Gross profit	247.5	231.2	487.7	445.9
Operating expenses:
Selling and administrative expenses	99.2	93.1	191.1	179.1
Research, development and engineering expenses	39.1	32.9	77.9	67.6
Other operating expense, net	0.8	1.3	1.8	2.7

Operating income	108.4	103.9	216.9	196.5
Equity income of unconsolidated joint ventures, net	9.4	5.3	15.1	12.5
Other non-operating expense, net	(8.2)	(6.9)	(19.0)	(12.4)
Interest expense, net	(4.1)	(3.0)	(7.9)	(6.0)

Income before income taxes	105.5	99.3	205.1	190.6
Income tax expense	14.0	20.4	29.3	121.5

Net income including noncontrolling interests	91.5	78.9	175.8	69.1
Less: Net income attributable to noncontrolling interests	4.3	3.8	7.9	7.4

Net income attributable to Company	$87.2	$75.1	$167.9	$61.7
Net income per common share:
Basic	$1.62	$1.34	$3.10	$1.10
Diluted	$1.61	$1.33	$3.09	$1.09
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding:
Basic	53,966,710	56,074,209	54,131,785	56,279,630
Diluted	54,158,923	56,298,672	54,336,414	56,511,879

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$820.7	$862.5
Short-term investments	80.1	—
Accounts receivable, less allowance for doubtful accounts: $8.0 in 2017; $6.5 in 2016	611.4	493.7
Inventories:
Finished products	114.6	102.9
Products in process	13.6	14.2
Raw materials	115.3	106.5
VAT receivable	49.2	65.1
Guaranteed notes receivable	43.0	53.6
Investments in repurchase agreements	139.4	128.7
Other current assets	56.3	46.8

Total Current Assets	2,043.6	1,874.0
Property, plant and equipment, less accumulated depreciation	432.8	408.6
Goodwill	430.9	399.2
Deferred tax assets	196.7	208.8
Investments in unconsolidated joint ventures	21.0	20.8
Intangible assets, net	77.1	78.9
Other Assets	81.9	65.7

Total Assets	$3,284.0	$3,056.0

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$0.2	$0.2
Accounts payable	192.7	171.9
Accrued payroll	114.9	101.8
Current portion of warranties	29.1	32.2
VAT payable	27.7	40.1
Accrued expenses	73.8	69.4
Promotion and customer incentives	24.8	31.9
Other accrued liabilities	107.1	83.4

Total Current Liabilities	570.3	530.9
Long-term debt	1,000.9	958.9
Pension and post-retirement benefits	647.1	590.6
Deferred tax liabilities	89.4	138.8
Other liabilities	59.1	66.6

Total Liabilities	2,366.8	2,288.7
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,837,446 in 2017; 78,701,273 in 2016; and shares outstanding: 53,623,224 in 2017; 54,491,918 in 2016	0.8	0.8
Capital surplus	868.2	861.2
Treasury stock, at cost: 25,214,222 shares in 2017; 24,209,355 shares in 2016	(1,862.2)	(1,744.4)
Retained earnings	2,329.0	2,161.1
Accumulated other comprehensive loss	(491.9)	(577.3)

Total shareholders’ equity	843.9	701.4
Noncontrolling interests	73.3	65.9

Total Equity	917.2	767.3

Total Liabilities and Equity	$3,284.0	$3,056.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions)	2017	2016	2017	2016
Operating Activities
Net income including noncontrolling interest	91.5	78.9	175.8	69.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20.3	17.9	39.7	35.3
Amortization of intangibles	4.9	6.1	10.1	11.0
Equity in earnings of unconsolidated joint ventures, net of dividends received	(2.3)	(0.1)	(0.1)	3.7
Non-cash stock compensation	6.2	4.3	9.7	7.7
Non-cash interest expense and debt issuance cost amortization	5.4	3.9	10.8	7.8
Deferred income tax (benefit)/expense	(3.4)	(4.0)	(9.5)	75.5
Pension and post-retirement benefit expense	13.4	11.2	29.3	20.8
Loss/(gain) on sale or disposal of property, plant and equipment	0.5	(0.3)	—	(0.3)
Changes in assets and liabilities:
Accounts receivable, net	(31.5)	(27.7)	(84.2)	(49.7)
Inventories	12.5	4.1	(5.7)	(12.7)
Accounts payable	(19.3)	(5.8)	9.9	25.4
Other accrued liabilities and taxes	(1.2)	37.1	(15.9)	31.0
Other current and long-term assets	8.1	11.4	(0.6)	13.3
Other long-term liabilities	(11.0)	(16.8)	(15.7)	(19.0)
Pension and post-retirement benefit payments	(5.9)	(5.4)	(11.1)	(10.9)

Net cash provided by operating activities:	$88.2	$114.8	$142.5	$208.0

Investing Activities
Purchases of property, plant and equipment	(22.3)	(20.4)	(35.6)	(46.9)
Investments in capitalized software	(1.9)	(1.6)	(3.0)	(5.0)
Purchases of short-term investments	(72.3)	(134.8)	(282.0)	(209.8)
Sales and maturities of short-term investments	50.0	50.0	204.8	163.9
Acquisition of businesses, net	—	(30.2)	—	(92.9)

Net cash used by investing activities:	$(46.5)	$(137.0)	$(115.8)	$(190.7)

Financing Activities
Borrowings of long-term debt and revolving credit facilities	—	51.0	0.3	183.0
Net borrowings of short-term debt	—	(3.0)	—	(2.9)
Taxes withheld and paid on employee stock award vestings	—	(0.1)	(4.2)	(5.9)
Purchases of treasury stock	(60.2)	(53.1)	(120.0)	(115.6)
Dividends to noncontrolling interest holders	(1.7)	(1.2)	(3.5)	(2.1)
Proceeds from exercise of stock options	0.2	1.5	3.8	2.7

Net cash (used)/provided by financing activities:	$(61.7)	$(4.9)	$(123.6)	$59.2

Effect of exchange rate changes on cash and cash equivalents	39.7	(10.4)	55.1	7.5
Net increase/(decrease) in cash and cash equivalents	19.7	(37.5)	(41.8)	84.0
Cash and Equivalents at Beginning of Period	801.0	636.7	862.5	515.2

Cash and Equivalents at End of Period	$820.7	$599.2	$820.7	$599.2

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three Months Ended June 30, 2017 Data Supplement Sheet (Unaudited)

	Three Months Ended June 30,
(Amounts in millions, except per share data)	2017	% of Sales/ Adj Sales	2016	% of Sales/ Adj Sales	Chg vs. 2016	% Chg vs. 2016
Sales
Reported	$795.0		$732.2		$62.8	8.6%
Foreign exchange translational effects	13.3		—		13.3

Adjusted Sales	$808.3		$732.2		$76.1	10.4%

Gross Profit
Reported	$247.5	31.1%	$231.2	31.6%	$16.3	7.0%
Streamlining costs	2.2		—		2.2
Acquisition related costs	—		0.9		(0.9)

Performance Gross Profit	$249.7	31.4%	$232.1	31.7%	$17.6	7.6%
Foreign exchange translational effects	5.0		—		5.0

Adjusted Gross Profit	$254.7	31.5%	$232.1	31.7%	$22.6	9.7%

Operating Expenses
Reported	$139.1	17.5%	$127.3	17.4%	$11.8	9.3%
Streamlining costs	0.8		(1.4)		2.2
Separation costs	(0.4)		(0.3)		(0.1)
Acquisition related costs	(6.6)		(3.4)		(3.2)

Performance Operating Expenses	$132.9	16.7%	$122.2	16.7%	$10.7	8.8%
Foreign exchange translational effects	2.2		—		2.2

Adjusted Operating Expenses	$135.1	16.7%	$122.2	16.7%	$12.9	10.6%

Operating Income
Reported	$108.4	13.6%	$103.9	14.2%	$4.5	4.4%
Streamlining costs	1.4		1.4		—
Separation costs	0.4		0.3		0.1
Acquisition related costs	6.6		4.3		2.3

Performance Operating Income	$116.8	14.7%	$109.9	15.0%	$6.9	6.3%
Foreign exchange translational effects	2.8		—		2.8

Adjusted Operating Income	$119.6	14.8%	$109.9	15.0%	$9.7	8.9%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$87.2		$75.1		$12.1	16.1%
Income tax expense	14.0		20.4		(6.4)
Interest expense, net	4.1		3.0		1.1

EBIT	$105.3	13.2%	$98.5	13.5%	$6.8	6.9%
Streamlining costs	1.4		1.4		—
Separation costs	1.2		1.1		0.1
Acquisition related costs	6.6		4.3		2.3

Performance EBIT (Earnings Before Interest and Taxes)	$114.5	14.4%	$105.3	14.4%	$9.2	8.7%
Pre-Tax Income
Reported Net Income Attributable to Company	$87.2		$75.1		$12.1
Income tax expense	14.0		20.4		(6.4)

Pre-Tax Income Attributable to Company	$101.2		$95.5		$5.7
Streamlining costs	1.4		1.4		—
Separation costs	1.2		1.1		0.1
Acquisition related costs	6.6		4.3		2.3

Performance Pre-Tax Income Attributable to Company	$110.4		$102.3		$8.1
Tax rate on a reported basis	13.3%		20.5%
Tax rate on a performance basis	17.1%		21.4%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$87.2		$75.1		$12.1
Streamlining costs	1.4		1.4		—
Separation costs	1.2		1.1		0.1
Acquisition related costs	6.6		4.3		2.3
Tax items (1)	(4.9)		(1.5)		(3.4)

Performance Net Income Attributable to Company	$91.5		$80.4		$11.1

Net Income Attributable to Company per Diluted Common Share	$1.61		$1.33
Performance Net Income Attributable to Company per Diluted Common Share	$1.69		$1.43
Common Shares Outstanding - Diluted	54.2		56.3

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ’16	76.1		76.1
Increase in adjusted income from ’16	22.6		9.7

Incremental Income as a % of Sales	29.7%		12.8%
Less: YoY Transactional Foreign Exchange (FX) Impact			3.8

Increase in adjusted income from ’16 excluding transactional FX impact			13.5
Incremental income excluding transactional FX as a % of Sales			17.8%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Six Months Ended June 30, 2017 Data Supplement Sheet (Unaudited)

	Six Months Ended June 30,
(Amounts in millions, except per share data)	2017	% of Sales/ Adj Sales	2016	% of Sales/ Adj Sales	Chg vs. 2016	% Chg vs. 2016
Sales
Reported	$1,542.3		$1,420.8		$121.5	8.6%
Foreign exchange translational effects	30.3		—		30.3

Adjusted Sales	$1,572.6		$1,420.8		$151.8	10.7%

Gross Profit
Reported	$487.7	31.6%	$445.9	31.4%	$41.8	9.4%
Streamlining costs	(0.8)		3.9		(4.7)
Acquisition related costs	—		0.9		(0.9)

Performance Gross Profit	$486.9	31.6%	$450.7	31.7%	$36.2	8.0%
Foreign exchange translational effects	11.7		—		11.7

Adjusted Gross Profit	$498.6	31.7%	$450.7	31.7%	$47.9	10.6%

Operating Expenses
Reported	$270.8	17.6%	$249.4	17.6%	$21.4	8.6%
Streamlining costs	(2.2)		(3.1)		0.9
Separation costs	(0.7)		(0.5)		(0.2)
Acquisition related costs	(9.0)		(6.2)		(2.8)

Performance Operating Expenses	$258.9	16.8%	$239.6	16.9%	$19.3	8.0%
Foreign exchange translational effects	5.4		—		5.4

Adjusted Operating Expenses	$264.3	16.8%	$239.6	16.9%	$24.7	10.3%

Operating Income
Reported	$216.9	14.1%	$196.5	13.8%	$20.4	10.4%
Streamlining costs	1.4		7.0		(5.6)
Separation costs	0.7		0.5		0.2
Acquisition related costs	9.0		7.1		1.9

Performance Operating Income	$228.0	14.8%	$211.1	14.9%	$16.9	8.0%
Foreign exchange translational effects	6.3		—		6.3

Adjusted Operating Income	$234.3	14.9%	$211.1	14.9%	$23.2	11.0%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$167.9		$61.7		$106.2	172.1%
Income tax expense	29.3		121.5		(92.2)
Interest expense, net	7.9		6.0		1.9

EBIT	$205.1	13.3%	$189.2	13.3%	$15.9	8.4%
Streamlining costs	1.4		7.0		(5.6)
Separation costs	2.4		2.2		0.2
Acquisition related costs	9.0		7.1		1.9

Performance EBIT (Earnings Before Interest and Taxes)	$217.9	14.1%	$205.5	14.5%	$12.4	6.0%
Pre-Tax Income
Reported Net Income Attributable to Company	$167.9		$61.7		$106.2
Income tax expense	29.3		121.5		(92.2)

Pre-Tax Income Attributable to Company	$197.2		$183.2		$14.0
Streamlining costs	1.4		7.0		(5.6)
Separation costs	2.4		2.2		0.2
Acquisition related costs	9.0		7.1		1.9

Performance Pre-Tax Income	$210.0		$199.5		$10.5
Tax rate on a reported basis	14.3%		63.7%
Tax rate on a performance basis	18.1%		20.8%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$167.9		$61.7		$106.2
Streamlining cost	1.4		7.0		(5.6)
Separation costs	2.4		2.2		0.2
Acquisition related costs	9.0		7.1		1.9
Tax items (1)	(8.9)		80.0		(88.9)

Performance Net Income Attributable to Company	$171.8		$158.0		$13.8

Net Income Attributable to Company per Diluted Common Share	$3.09		$1.09
Performance Net Income Attributable to Company per Diluted Common Share	$3.16		$2.80
Common Shares Outstanding - Diluted	54.3		56.5

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ’16	151.8		151.8
Increase in adjusted income from ’16	47.9		23.2

Incremental Income as a % of Sales	31.5%		15.3%
Less: YoY Transactional Foreign Exchange (FX) Impact			3.0

Increase in adjusted income from ’16 excluding transactional FX impact			26.2
Incremental income excluding transactional FX as a % of Sales			17.3%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2017 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2017 Guidance
Sales
Reported Sales	$3,025.0 - $3,100.0
(1 Euro = 1.1 USD)
Operating Income
Reported Operating Income Margin	13.3% - 13.7%
Streamlining cost, impact to margin	0.4%
Separation costs, impact to margin	0.1%
Acquisition related items, impact to margin	0.5%

Performance Operating Income Margin	14.3% - 14.7%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$308.8 - $324.9
Streamlining cost	13.0
Separation costs	3.0
Acquisition related items	14.0
Tax items (1)	(13.3)

Performance Net Income Attributable to Company	$325.5 - $341.6

Reported Net Income Attributable to Company per Diluted Common Share	$5.74 - $6.04
Performance Net Income Attributable to Company per Diluted Common Share	$6.05 - $6.35
Diluted common shares outstanding	~ 54

(1)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.